UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2022

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At the 2022 annual meeting of stockholders of ICU Medical, Inc. (the "Company") held on May 17, 2022, the following proposals were voted on by the Company’s stockholders, and the results were as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	20,884,442	507,092	761,531
George A. Lopez, M.D.	21,336,260	55,274	761,531
David C. Greenberg	21,111,298	280,236	761,531
Elisha W. Finney	20,928,741	462,793	761,531
David F. Hoffmeister	19,888,047	1,503,487	761,531
Donald M. Abbey	21,018,209	373,325	761,531
Laurie Hernandez	21,377,083	14,451	761,531
Kolleen T. Kennedy	21,378,371	13,163	761,531
William Seeger	21,377,964	13,570	761,531

The Company’s stockholders elected each of the director nominees to serve as a director until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstain	Broker Non-Votes
21,245,122	901,415	6,528	—

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3.  Approve the advisory vote on the Company’s named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
21,178,194	200,369	12,971	761,531

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: May 18, 2022	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer